Exhibit 99.1

ServiceNow Reports Financial Results for Fourth Quarter and Fiscal Year 2013

Fourth Quarter Revenues of $125.2 Million, up 67% Year-over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 29, 2014--ServiceNow® (NYSE: NOW), the enterprise IT cloud company, today announced its financial results for its fourth quarter and fiscal year 2013.

Fourth quarter 2013 results:

  Revenues of $125.2 million, an increase of 67% compared to the fourth quarter of 2012, and an increase of 13% from the third quarter of 2013.
  GAAP net loss of $24.2 million, or a loss of $0.17 per basic and diluted share, compared to a GAAP net loss of $9.9 million, or a loss of $0.08 per basic and diluted share, in the fourth quarter of 2012.
  Non-GAAP net loss of $3.0 million, or loss of $0.02 per basic and diluted share, compared to a non-GAAP net loss of $0.6 million, or $0.00 per basic and diluted share, in the fourth quarter of 2012 (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Deferred revenue of $266.7 million, an 18% increase over the $225.8 million reported at the end of the prior quarter.
  Billings were $166.2 million, a 70% increase over the $97.6 million in the same period last year, and a 31% increase over the $127.0 million reported in the previous quarter (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).
  Backlog of $608.4 million, a 61% increase over the $379.0 million reported at the end of 2012. Backlog represents future amounts to be invoiced under our agreements and is not included in deferred revenue. Backlog and deferred revenue combined totaled $875.1 million.

Fiscal 2013 results:

  Revenues of $424.7 million, an increase of 74% compared to the prior year.
  A GAAP net loss of $73.7 million, or a loss of $0.54 per basic and diluted share, compared to a GAAP net loss of $37.3 million, or a loss of $0.51 per basic and diluted share, in the prior year.
  A non-GAAP net loss of $11.0 million, or a loss of $0.08 per basic and diluted share, compared to non-GAAP net loss of $9.7 million, or a loss of $0.14 per basic and diluted share, in the prior year (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation" for a reconciliation of these GAAP and non-GAAP financial measures).
  Billings were $521.0 million, a 68% increase over the $309.4 million reported in the prior year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

“ServiceNow grew revenues 67% year-over-year in the fourth quarter, a strong finish to a year in which we grew revenues by 74% and added 549 customers, bringing our cumulative customer count to over 2,060 worldwide,” said Frank Slootman, president and chief executive officer, ServiceNow. “During the quarter we also achieved a 96% customer renewal rate, continued to penetrate our installed base with upsells comprising 36% of our total annual contract value signed during the quarter and announced several important product additions.”

“In the fourth quarter we set a company record for billings of $166 million and exited the year with a combined deferred revenue and backlog balance of $875 million, up 59% over the prior year,” added Michael Scarpelli, chief financial officer, ServiceNow. “We also generated $20 million in free cash flows and raised net proceeds of $512 million from our convertible debt offering at a 0% coupon, ending 2013 with $890 million in cash and investments.”

Financial Outlook

The non-GAAP financial guidance discussed below excludes stock-based compensation expense and the related income tax effect of these adjustments (see table which reconciles these non-GAAP financial measures to the related GAAP measures). Negative numbers are shown in parentheses.

For the first quarter of 2014, we expect:

  Total revenues between $133 and $135 million, representing year-over-year growth between 55% and 57%. Our total first quarter revenue estimate consists of subscription revenues between $112 and $113 million and professional services and other revenues between $21 and $22 million.
  Subscription gross margin of approximately 76%, professional services and other gross margin of approximately 6% and overall gross margin of approximately 64%.
  Operating margin of approximately (9%).

For the full year 2014, we expect total revenues to be in the range of $640 to $645 million, representing year-over-year growth between 51% and 52%. Our total annual revenues estimate consists of subscription revenues between $533 and $535 million and professional services and other revenues between $107 and $110 million.

Updates since our last earnings release

  ServiceNow issued $575 million aggregate principal amount of 0% convertible senior notes due 2018. The offering generated proceeds of $512 million, net of offering costs, costs of the related bond hedge and proceeds from warrants.
  Charles Giancarlo joined the board of directors as a ninth member in an additional seat the company has added.
  ServiceNow HR Service Automation was introduced as a new application that makes it easier for organizations to automate HR case management.
  ServiceNow Configuration Automation was introduced as a new orchestration application that controls automated configuration of data center infrastructure based on the ServiceNow Configuration Management Database (CMDB).
  ServiceNow and customer-created applications are made instantly mobile on devices such as iPhones, iPads and Android smartphones and tablets with the latest ServiceNow release.
  ServiceNow Vendor Performance Management was introduced as a new application to help users derive more value from vendors and suppliers by evaluating performance relative to commitments and comparing vendors to each other across common criteria.
  ServiceNow Resource Management was introduced as a new application to help forecast all IT work and resources reliably through a real-time, single system of record for efficient, accurate resource utilization.
  ServiceNow Automated Password Reset was introduced as a new application providing end users with the ability to reset passwords through self-service and automation and reduce what industry analysts consider to be at least 20% of IT service requests.
  ServiceNow was awarded “SaaS Product of the Year” from Techworld.

Conference Call Details

The conference call will begin at 2:00 p.m. Pacific Time (22:00 GMT) on Wednesday, January 29, 2014. Interested parties may listen to the call by dialing 866.700.6067 (passcode: 75988250), or if outside North America, by dialing 617.213.8834 (passcode: 75988250). Individuals may access the live teleconference from the investor relations section of the ServiceNow website at http://investors.servicenow.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 888.286.8010 (passcode: 48173227), or if outside North America, by dialing 617.801.6888 (passcode: 48173227).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense, the amortization of debt discount and issuance costs related to the convertible senior notes, and the related income tax effect of these adjustments. Management believes the presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) errors, interruptions, delays, or security breaches in or of our service or web hosting, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, and (v) our ability to compete successfully against existing and new competitors.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2012 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended December 31, 2013.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is the enterprise IT cloud company. We transform IT by automating and managing IT service relationships across the global enterprise. Organizations deploy our service to create a single system of record for IT and automate manual tasks, standardize processes and consolidate legacy systems. Using our extensible platform, our customers create custom applications and evolve the IT service model to service domains inside and outside the enterprise. ServiceNow transforms IT from the department of no to the department of now. For more information, visit www.servicenow.com.

ServiceNow and the ServiceNow logo are registered trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Revenues:
Subscription	$104,878	$62,886	$349,804	$204,526
Professional services and other	20,352	12,276	74,846	39,186
Total revenues	125,230	75,162	424,650	243,712
Cost of revenues (1):
Subscription	25,968	20,076	87,928	63,258
Professional services and other	19,410	12,232	67,331	40,751
Total cost of revenues	45,378	32,308	155,259	104,009
Gross profit	79,852	42,854	269,391	139,703
Operating expenses (1):
Sales and marketing	57,337	29,481	195,190	103,837
Research and development	23,869	13,235	78,678	39,333
General and administrative	18,007	9,676	61,790	34,117
Total operating expenses	99,213	52,392	335,658	177,287
Loss from operations	(19,361)	(9,538)	(66,267)	(37,584)
Interest and other income (expense), net	(4,326)	456	(4,930)	1,604
Loss before provision for income taxes	(23,687)	(9,082)	(71,197)	(35,980)
Provision for income taxes	545	849	2,511	1,368
Net loss	$(24,232)	$(9,931)	$(73,708)	$(37,348)
Net loss attributable to common stockholders - Basic and Diluted	$(24,232)	$(9,931)	$(73,708)	$(37,656)
Net loss per share attributable to common stockholders - Basic and Diluted	$(0.17)	$(0.08)	$(0.54)	$(0.51)
Weighted-average shares used to compute net loss per share attributable to common stockholders - Basic and Diluted	139,508,838	124,000,655	135,415,809	73,908,631

(1) Includes total stock-based compensation expense as follows:
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Cost of revenues:
Subscription	$2,454	$1,415	$8,434	$3,929
Professional services and other	1,654	610	4,749	1,574
Sales and marketing	6,857	3,337	21,609	10,189
Research and development	5,218	2,375	16,223	6,496
General and administrative	4,673	1,612	14,566	5,749

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$366,303	$118,989
Short-term investments	268,251	195,702
Accounts receivable, net	108,339	78,163
Current portion of deferred commissions	31,123	14,979
Prepaid expenses and other current assets	23,733	14,256
Total current assets	797,749	422,089
Deferred commissions, less current portion	21,318	11,296
Long-term investments	255,356	—
Property and equipment, net	75,560	42,342
Intangible assets, net	5,796	596
Goodwill	8,724	—
Other assets	3,973	1,791
Total assets	$1,168,476	$478,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,405	$9,604
Accrued expenses and other current liabilities	68,130	48,059
Current portion of deferred revenue	252,553	153,964
Total current liabilities	328,088	211,627
Deferred revenue, less current portion	14,169	16,397
Convertible senior notes, net	414,777	—
Other long-term liabilities	17,183	6,685
Stockholders’ equity	394,259	243,405
Total liabilities and stockholders’equity	$1,168,476	$478,114

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Cash flows from operating activities:
Net loss	$(24,232)	$(9,931)	$(73,708)	$(37,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,874	4,664	24,152	13,506
Amortization of premiums on investments	1,317	743	4,758	1,337
Amortization of deferred commissions	9,539	4,446	29,364	13,710
Amortization of debt discount and issuance costs	3,498	—	3,498	—
Stock-based compensation	20,856	9,349	65,581	27,937
Tax benefit from employee stock plans	159	(1,161)	(1,658)	(1,694)
Deferred income tax	(231)	(746)	(231)	(746)
Other	(716)	(219)	558	2,850
Changes in operating assets and liabilities:
Accounts receivable	(22,518)	(22,276)	(29,506)	(33,341)
Deferred commissions	(20,049)	(8,650)	(54,943)	(29,175)
Prepaid expenses and other assets	2,394	(7,111)	3,471	(2,904)
Accounts payable	156	4,993	(252)	4,887
Deferred revenue	40,073	21,764	94,405	64,845
Accrued expenses and other liabilities	18,147	20,806	16,257	24,902
Net cash provided by operating activities	36,267	16,671	81,746	48,766
Cash flows from investing activities:
Purchases of property and equipment	(16,262)	(9,910)	(55,321)	(42,066)
Acquisition, net of cash acquired	—	—	(13,330)	—
Purchases of investments	(337,235)	(93,704)	(570,679)	(240,626)
Sale of investments	4,755	—	55,158	1,025
Maturities of investments (1)	39,098	36,673	181,554	42,473
Restricted cash	(3)	37	(177)	45
Net cash used in investing activities	(309,647)	(66,904)	(402,795)	(239,149)
Cash flows from financing activities:
Net proceeds from initial public offering	—	(15)	—	169,784
Net proceeds from (offering costs paid in connection to) follow-on offering	—	50,561	(698)	50,561
Net proceeds from borrowings on convertible senior notes	562,941	—	562,941	—
Proceeds from issuance of warrants	84,525	—	84,525	—
Purchase of convertible note hedge	(135,815)	—	(135,815)	—
Proceeds from employee stock plans	8,126	539	55,959	3,912
Tax benefit from employee stock plans	(159)	1,161	1,658	1,694
Net proceeds from issuance of common stock	—	—	—	17,848
Purchases of common stock from stockholders	—	—	—	(1,960)
Net cash provided by financing activities	519,618	52,246	568,570	241,839
Foreign currency effect on cash and cash equivalents	(1,029)	—	(207)	(555)
Net increase in cash and cash equivalents	245,209	2,013	247,314	50,901
Cash and cash equivalents at beginning of period	121,094	116,976	118,989	68,088
Cash and cash equivalents at end of period	$366,303	$118,989	$366,303	$118,989

Calculation of free cash flows (a non-GAAP measure):
Net cash provided by operating activities	$36,267	$16,671	$81,746	$48,766
Purchases of property and equipment	(16,262)	(9,910)	(55,321)	(42,066)
Free cash flows	$20,005	$6,761	$26,425	$6,700

(1)	During the year ended December 31, 2013, maturities of investments includes the effect of the correction of an immaterial error of $3.0 million related to securities that were improperly classified as short-term investments instead of cash and cash equivalents as of December 31, 2012.

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Three Months Ended
	December 31, 2013			December 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$104,878	$—	$104,878	$62,886	$—	$62,886
Professional services and other	20,352	—	20,352	12,276	—	12,276
Total revenues	125,230	—	125,230	75,162	—	75,162
Cost of revenues (1):
Subscription	25,968	(2,454)	23,514	20,076	(1,415)	18,661
Professional services and other	19,410	(1,654)	17,756	12,232	(610)	11,622
Total cost of revenues	45,378	(4,108)	41,270	32,308	(2,025)	30,283
Gross profit:
Subscription	78,910	2,454	81,364	42,810	1,415	44,225
Professional services and other	942	1,654	2,596	44	610	654
Total gross profit	$79,852	$4,108	$83,960	$42,854	$2,025	$44,879

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$57,337	$(6,857)	$50,480	$29,481	$(3,337)	$26,144
Research and development	23,869	(5,218)	18,651	13,235	(2,375)	10,860
General and administrative	18,007	(4,673)	13,334	9,676	(1,612)	8,064
Total operating expenses	$99,213	$(16,748)	$82,465	$52,392	$(7,324)	$45,068

Reconciliation of loss from operations, provision for income taxes, net loss, net loss per share, and pro forma net loss per share:
Loss from operations	$(19,361)	$20,856	$1,495	$(9,538)	$9,349	$(189)
Interest and other income (expense), net (2)	(4,326)	3,498	(828)	456	—	456
Loss before provision for income taxes	$(23,687)	$24,354	$667	$(9,082)	$9,349	$267
Provision for income taxes (1) (2)	545	3,087	3,632	849	32	881
Net loss	$(24,232)	$21,267	$(2,965)	$(9,931)	$9,317	$(614)
Net loss attributable to common stockholders - Basic and Diluted	$(24,232)	$21,267	$(2,965)	$(9,931)	$9,317	$(614)
Net loss per share attributable to common stockholders - Basic and Diluted	$(0.17)	$0.15	$(0.02)	$(0.08)	$0.08	$(0.00)
Weighted-average shares used to compute net loss per share attributable to common stockholders - Basic and Diluted	139,508,838	—	139,508,838	124,000,655	—	124,000,655

(1) Adjustments include stock-based compensation and the related tax effect.
(2) Adjustments include amortization of debt discount and issuance costs for the convertible senior notes and the related tax effect.

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Year Ended
	December 31, 2013			December 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$349,804	$—	$349,804	$204,526	$—	$204,526
Professional services and other	74,846	—	74,846	39,186	—	39,186
Total revenues	424,650	—	424,650	243,712	—	243,712
Cost of revenues (1):
Subscription	87,928	(8,434)	79,494	63,258	(3,929)	59,329
Professional services and other	67,331	(4,749)	62,582	40,751	(1,574)	39,177
Total cost of revenues	155,259	(13,183)	142,076	104,009	(5,503)	98,506
Gross profit:
Subscription	261,876	8,434	270,310	141,268	3,929	145,197
Professional services and other	7,515	4,749	12,264	(1,565)	1,574	9
Total gross profit	$269,391	$13,183	$282,574	$139,703	$5,503	$145,206

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$195,190	$(21,609)	$173,581	$103,837	$(10,189)	$93,648
Research and development	78,678	(16,223)	62,455	39,333	(6,496)	32,837
General and administrative	61,790	(14,566)	47,224	34,117	(5,749)	28,368
Total operating expenses	$335,658	$(52,398)	$283,260	$177,287	$(22,434)	$154,853

Reconciliation of loss from operations, interest and other income (expense) net, provision for income taxes, net loss, and net loss per share:
Loss from operations	$(66,267)	$65,581	$(686)	$(37,584)	$27,937	$(9,647)
Interest and other income (expense), net (2)	(4,930)	3,498	(1,432)	1,604	—	1,604
Loss before provision for income taxes	$(71,197)	$69,079	$(2,118)	$(35,980)	$27,937	$(8,043)
Provision for income taxes (1) (2)	2,511	6,400	8,911	1,368	332	1,700
Net loss	$(73,708)	$62,679	$(11,029)	$(37,348)	$27,605	$(9,743)
Net loss attributable to common stockholders - Basic and Diluted	$(73,708)	$62,679	$(11,029)	$(37,656)	$27,605	$(10,051)
Net loss per share attributable to common stockholders - Basic and Diluted	$(0.54)	$0.46	$(0.08)	$(0.51)	$0.37	$(0.14)
Weighted-average shares used to compute net loss per share attributable to common stockholders - Basic and Diluted	135,415,809	—	135,415,809	73,908,631	—	73,908,631

(1) Adjustments include stock-based compensation and the related tax effect.
(2) Adjustments include amortization of debt discount and issuance costs for the convertible senior notes and the related tax effect.

ServiceNow, Inc.
Non-GAAP Billings Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Total revenues	$125,230	$111,259	$75,162	$424,650	$243,712
Deferred revenue, end of period	266,722	225,801	170,361	266,722	170,361
Less: deferred revenue, beginning of period	225,801	210,040	147,946	170,361	104,636
Billings	$166,151	$127,020	$97,577	$521,011	$309,437

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of January 29, 2014. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company's Annual Report on Form 10-K filed on March 8, 2013, the company's Form 10-Q for the quarter ended September 30, 2013 filed on November 4, 2013 and the company's Form 10-K for the year ended December 31, 2013 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Three Months Ended
March 31, 2014

Non-GAAP subscription gross margin	76%

Stock-based compensation expense	(4%)

GAAP subscription gross margin	72%

Non-GAAP professional services and other gross margin	6%

Stock-based compensation expense	(10%)

GAAP professional services and other gross margin	(4%)

Non-GAAP total gross margin	64%

Stock-based compensation expense	(4%)

GAAP total gross margin	60%

Non-GAAP operating margin	(9%)

Stock-based compensation expense	(21%)

GAAP operating margin	(30%)

CONTACT:
Media Contacts:
ServiceNow
Steve Schick, 408-961-2349
press@servicenow.com
or
Schwartz MSL
Kim McCrossen, 781-684-6253
servicenow@schwartzmsl.com
or
Investor Contact:
ir@servicenow.com